Exhibit 32.1

CEO CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.Sec. 1350, as adopted), Patrick O’Dea, the Chief Executive Officer of Peet’s Coffee & Tea, Inc. (the “Company”) hereby certifies that, to the best of his knowledge:

1. The Company’s annual report on Form 10-K for the period ended December 31, 2006, to which this Certification is attached as Exhibit 32.1 (the “Annual Report” ) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of the 30th day of March, 2007.

/S/ PATRICK J. O’DEA
Patrick J. O’Dea Chief Executive Officer